Exhibit 99.1

eHealth, Inc. Announces Fourth Quarter and Fiscal 2013 Results

Fourth Quarter 2013 Overview

•	Revenue of $54.2 million, an increase of 20% compared to the fourth quarter of 2012
•	Submitted applications for IFP products increased 49.5% from the fourth quarter of 2012
•	Total estimated members increased 27% from the fourth quarter of 2012
•	GAAP operating loss of $2.6 million compared to GAAP operating income of $4.3 million for the fourth quarter of 2012
•	GAAP net loss of $2.0 million, or $(0.11) per diluted share compared to GAAP net income of $2.4 million, or $0.11 per diluted share for the fourth quarter of 2012
•	Non-GAAP net loss of $0.3 million, or $(0.01) per diluted share, compared to non-GAAP net income of $3.9 million, or $0.18 per diluted share for the fourth quarter of 2012
•	Cash flows from operations were $6.2 million, an increase of 18% compared to the fourth quarter of 2012

MOUNTAIN VIEW, Calif.—February 20, 2014—eHealth, Inc. (NASDAQ: EHTH), the nation’s first and largest private health insurance exchange, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2013.

Gary Lauer, chief executive officer of eHealth stated, “Our quarterly and annual performance reflect strong membership and revenue growth across our key product areas including Individual & Family, Medicare and Ancillary products, as well as increased spend related to the Affordable Care Act implementation and other growth opportunities.”

Fourth Quarter 2013 Results

Revenue—Revenue for the fourth quarter of 2013 totaled $54.2 million, a 20% increase compared to revenue of $45.3 million for the fourth quarter of 2012. Commission revenue for the fourth quarter of 2013 totaled $44.2 million, an 18% increase compared to commission revenue of $37.3 million for the fourth quarter of 2012. Medicare revenue was $16.1 million for the fourth quarter of 2013, an 18% increase compared to Medicare revenue of $13.6 million for the fourth quarter of 2012.

Submitted Applications—Submitted applications for Individual & Family Plan product increased 49.5%  in the fourth quarter of 2013 to 169,800 applications, compared to 113,600 applications in the fourth quarter of 2012. Submitted applications for Medicare products increased 68% in the fourth quarter of 2013 to 53,000 applications, compared to 31,600 applications in the fourth quarter of 2012.  Submitted applications for Medicare Advantage product increased 37% in the fourth quarter of 2013 to 30,100 applications, compared to 21,900 applications in the fourth quarter of 2012. Approved members for Individual & Family Plan product increased 34% in the fourth quarter of 2013 to 125,300 members, compared to 93,600 members in the fourth quarter of 2012. Total approved members, including individual and family plan, Medicare plan and other product members, increased 43% to 266,600 members in the fourth quarter of 2013, compared to 186,700 in the fourth quarter of 2012.

Membership—Total estimated membership at December 31, 2013 was 1,244,900 members, a 27% increase over estimated membership of 982,900 at December 31, 2012. Estimated individual and family plan membership was 796,100, a 12% increase over estimated membership of 709,700 at December 31, 2012. Estimated Medicare membership was 118,200, a 67% increase over estimated membership of 70,600 at December 31, 2012.

Income (Loss) from Operations—Operating loss for the fourth quarter of 2013 was $2.6 million, compared to operating income of $4.3 million for the fourth quarter of 2012. Operating margins were (5)% and 10% in the fourth quarters of 2013 and 2012, respectively. Non-GAAP operating income for the fourth quarter of 2013 was $0.2 million compared to non-GAAP operating income of $6.4 million for the fourth quarter of 2012. Non-GAAP operating margins were 0% and 14% in the fourth quarters of 2013 and 2012, respectively. Non-GAAP operating income and margins in the fourth quarter of 2013 exclude $2.4 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense. Non-GAAP operating income and margins in the fourth quarter of 2012 exclude $0.4 million for an asset impairment charge, $1.3 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense.

EBITDA—EBITDA for the fourth quarter of 2013 was $1.1 million compared to EBITDA of $6.6 million for the fourth quarter of 2012. EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision (benefit) for income taxes to GAAP net income.

Pre-tax Income (Loss)—Pre-tax loss for the fourth quarter of 2013 was $2.7 million, compared to pre-tax income of $4.3 million for the fourth quarter of 2012.

Net Income (Loss)—Net loss for the fourth quarter of 2013 was $2.0 million, or $(0.11) per diluted share, compared to net income of $2.4 million, or $0.11 per diluted share for the fourth quarter of 2012. Non-GAAP net loss for the fourth quarter of 2013 was $0.3 million, or $(0.01) per diluted share, compared to non-GAAP net income of $3.9 million, or $0.18 per diluted share for the fourth quarter of 2012. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2013 exclude $2.4 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $1.1 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2012 exclude $0.4 million for an asset impairment charge, $1.3 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.7 million for related income tax benefit.

Cash Flows—Cash flows from operations for the fourth quarter of 2013 were $6.2 million, representing an 18% increase compared to cash flows from operations of $5.2 million for the fourth quarter of 2012.

Fiscal 2013 Results

Revenue—Revenue totaled $179.2 million for the year ended December 31, 2013, a 15% increase compared to revenue of $155.5 million for the year ended December 31, 2012.  Commission revenue totaled $153.4 million, a 17% increase compared to commission revenue of $130.7 million for the year ended December 31, 2012. Medicare revenue was approximately $38.8 million for the year ended December 31, 2013, a 24% increase compared to Medicare revenue of $31.3 million for the year ended December 31, 2012.

Income from Operations—Operating income for the year ended December 31, 2013 was $3.7 million, compared to operating income of $13.4 million for the year ended December 31, 2012. Operating margins were 2% and 9%,  for the years ended December 31, 2013 and 2012, respectively. Non-GAAP operating income for the year ended December 31, 2013 was $12.9 million compared to non-GAAP operating income of $21.1 million for the year ended December 31, 2012. Non-GAAP operating margins were 7% and 14% in the years ended December 31, of 2013 and 2012, respectively. Non-GAAP operating income and margins for the year ended December 31, 2013 exclude $7.8 million of stock-based compensation expense and $1.4 million of intangible asset amortization expense. Non-GAAP operating income and margins for the year ended December 31, 2012 exclude $0.4 million for an asset impairment charge, $5.6 million of stock-based compensation expense and $1.6 million of intangible asset amortization expense.

EBITDA—EBITDA for the year ended December 31, 2013 was $16.2 million, compared to EBITDA of $23.1 million for the year ended December 31, 2012.

Pre-tax Income—Pre-tax income for the year ended December 31, 2013 was $3.6 million, compared to pre-tax income of $13.5 million for the year ended December 31, 2012.

Net Income—Net income for the year ended December 31, 2013 was $1.7 million, or $0.09 per diluted share, compared to net income for the year ended December 31, 2012 of $7.1 million, or $0.34 per diluted share. Non-GAAP net income for the year ended December 31, 2013 was $7.3 million, or $0.37 per diluted share, compared to non-GAAP net income of $12.6 million, or $0.61 per diluted share for the year ended December 31, 2012. Non-

GAAP net income and non-GAAP net income per diluted share for the year ended December 31, 2013 exclude $7.8 million of stock-based compensation expense and $1.4 million of intangible asset amortization expense, less $3.7 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share for the year ended December 31, 2012 exclude $0.4 million for an asset impairment charge, $5.6 million of stock-based compensation expense and $1.6 million of intangible asset amortization expense, less $2.2 million for related income tax benefit

Cash Flows and Cash Balance—Cash flows from operations for the year ended December 31, 2013 were $20.9 million, representing a 16% decrease compared to $24.9 million for the year ended December 31, 2012.

Cash and cash equivalents as of December 31, 2013 totaled $107.1 million, compared to $140.8 million as of December 31, 2012. The decrease in cash and cash equivalents reflects $59.0 million used to repurchase 2.9 million shares of common stock during 2013, partially offset by cash flows generated from operations.

2014 Guidance

eHealth is providing guidance for the full year ending December 31, 2014 based on information available as of February 20, 2014. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•	Total revenue is expected to be in the range of $206 million to $213 million

•	Stock-based compensation expense is expected to be in the range of $8.5 million to $10.5 million

•	EBITDA* is expected to be in the range of $18.0 million to $22.5 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.43 to $0.51 per share

Stuart Huizinga, chief financial officer of eHealth said, “We expect that our revenue growth in 2014 will be supported by solid membership expansion and corresponding commission revenue growth across key areas of our business.”

*  EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

** Non-GAAP net income per diluted share is calculated by excluding stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and Conference Call Information

A Webcast and conference call will be held today,  Thursday, February 20, 2014 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866 578.5771 for domestic callers and 617 213.8055 for international callers. The participant passcode is 79627538. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888 286.8010 for domestic callers and 617 801.6888 for international callers. The call ID for the replay is 25447293. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealthInsurance.com,  the nation's first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation's leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth, Inc. also provides powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.planprescriber.com) and eHealthMedicare.com (www.eHealthMedicare.com ) .

For more health insurance news and information, visit the eHealthInsurance consumer blog: Get Smart - Get Covered or visit eHealth's Affordable Care Act Resource Center at www.eHealth.com/affordable-care-act.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding future events; future performance; the utility to our investors of the non-GAAP financial measures presented in this release; expected 2014 revenue growth; membership expansion; commission revenue growth and our guidance for total revenue, stock-based compensation expense, EBITDA and non-GAAP net income per diluted share for the year-ending December 31, 2014.  These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; the impact of increased health insurance costs on demand;  eHealth’s ability to retain existing members and limit member turnover; eHealth’s ability to attract new members and to convert online visitors into members; eHealth’s ability to sell qualified health insurance plans to subsidy-eligible individuals; the impact of annual enrollment periods for the purchase of individual and family health insurance and its timing on eHealth’s recognition of revenue; eHealth’s ability to accurately estimate membership; the evolving nature of Affordable Care Act implementation and associated deadlines; eHealth's ability to enter into and maintain relationships with health insurance carriers; eHealth's success in marketing and selling health insurance plans; eHealth's ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; proposed regulations impacting Medicare product agent compensation; costs of acquiring new members; changes in member conversion rates; lack of membership growth and retention rates; changes in products offered on eHealth's ecommerce platform; changes in commission rates; maintaining and enhancing eHealth's brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; dependence on our operations in China; success of eHealth's sponsorship and advertising business; protection of intellectual property and defense against  intellectual property rights claims; legal liability and regulatory penalties; changes in our management and key employees; seasonality; maintenance of relationships with business development partners; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth's ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth's website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission's website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (EBITDA); non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share.

•	Non-GAAP operating income consists of GAAP operating income excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and
▪	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision (benefit) for income taxes to GAAP net income.

•	Non-GAAP net income (loss) consists of GAAP net income (loss) excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,
▪	intangible asset amortization expense, and
▪	the related income tax benefits of these excluded expenses.

•	Non-GAAP net income (loss) per diluted share is calculated by dividing non-GAAP net income (loss) by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income (loss), GAAP operating margins, GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich CFA

Vice President, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President Communications

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2012	December 31, 2013
Assets	(1)	(unaudited)
Current assets:
Cash and cash equivalents	$140,849	$107,055
Accounts receivable	4,468	4,586
Deferred income taxes	4,098	4,459
Prepaid expenses and other current assets	6,643	8,364
Total current assets	156,058	124,464
Property and equipment, net	6,185	10,283
Deferred income taxes	2,928	4,569
Other assets	8,123	5,518
Intangible assets, net	8,911	7,496
Goodwill	14,096	14,096
Total assets	$196,301	$166,426

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,123	$4,381
Accrued compensation and benefits	8,244	10,291
Accrued marketing expenses	3,941	8,227
Deferred revenue	926	1,784
Other current liabilities	1,575	2,561
Total current liabilities	20,809	27,244
Non-current liabilities	4,625	6,165

Stockholders’ equity:
Common stock	27	28
Additional paid-in capital	232,903	252,361
Treasury stock, at cost	(90,991)	(149,998)
Retained earnings	28,743	30,466
Accumulated other comprehensive income	185	160
Total stockholders’ equity	170,867	133,017
Total liabilities and stockholders’ equity	$196,301	$166,426

(1)	The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2012	2013	2012	2013

Revenue
Commission	$37,305	$44,190	$130,663	$153,383
Other	8,000	9,975	24,810	25,797
Total revenue	45,305	54,165	155,473	179,180
Operating costs and expenses:
Cost of revenue	1,245	1,020	4,783	5,461
Marketing and advertising (1)	18,647	28,212	57,789	71,660
Customer care and enrollment (1)	9,130	11,186	30,282	35,099
Technology and content (1)	5,388	8,994	21,406	32,579
General and administrative (1)	6,231	7,044	26,169	29,235
Amortization of intangible assets	354	353	1,615	1,414
Total operating costs and expenses	40,995	56,809	142,044	175,448
Income (loss) from operations	4,310	(2,644)	13,429	3,732
Other income (expense), net	(18)	(24)	23	(92)
Income (loss) before provision (benefit) for income taxes	4,292	(2,668)	13,452	3,640
Provision (benefit) for income taxes	1,845	(708)	6,370	1,917
Net income (loss)	$2,447	$(1,960)	$7,082	$1,723

Net income (loss) per share:
Basic	$0.12	$(0.11)	$0.36	$0.09
Diluted	$0.11	$(0.11)	$0.34	$0.09

Weighted-average number of shares used in per share amounts:
Basic	20,331	18,656	19,867	19,145
Diluted	21,319	18,656	20,753	19,846

(1) Includes stock-based compensation as follows:
Marketing and advertising	$283	$666	$1,215	$2,112
Customer care and enrollment	78	81	321	342
Technology and conent	238	512	1,021	1,641
General and administrative	697	1,182	3,065	3,707
Total	$1,296	$2,441	$5,622	$7,802

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2012	2013	2012	2013

Operating activities
Net income (loss)	$2,447	$(1,960)	$7,082	$1,723
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,056	2,583	1,071	(1,368)
Depreciation and amortization	671	976	2,411	3,266
Amortization of book-of-business consideration	734	325	2,724	3,147
Amortization of intangible assets	354	353	1,615	1,414
Stock-based compensation expense	1,296	2,441	5,622	7,802
Deferred rent and other	125	12	176	927
Changes in operating assets and liabilities:
Accounts receivable	(1,212)	2,013	3,587	(118)
Prepaid expenses and other assets	(441)	(1,405)	(1,097)	(2,257)
Accounts payable	1,552	153	3,732	(1,742)
Accrued compensation and benefits	(577)	(478)	336	2,026
Accrued marketing expenses	78	4,481	(2,254)	4,285
Deferred revenue	589	(2,909)	979	885
Other current liabilities	(1,434)	(413)	(1,093)	957
Net cash provided by operating activities	5,238	6,172	24,891	20,947

Investing activities
Purchases of property and equipment	(725)	(591)	(3,853)	(7,326)
Book of business transfers	-	-	(6,243)	-
Net cash used in investing activities	(725)	(591)	(10,096)	(7,326)

Financing activities
Net proceeds from exercise of common stock options	4,431	4,567	8,445	9,217
Cash used to net-share settle equity awards	(2)	(3)	(993)	(943)
Excess tax benefits from stock-based compensation	2,108	(834)	4,466	3,383
Repurchase of common stock	(993)	-	(9,434)	(59,007)
Principle payments in connection with capital leases	(13)	(12)	(44)	(53)
Net cash (used in) provided by financing activities	5,531	3,718	2,440	(47,403)

Effect of exchange rate changes on cash and cash equivalents	5	5	7	(12)

Net increase (decrease) in cash and cash equivalents	10,049	9,304	17,242	(33,794)
Cash and cash equivalents at beginning of period	130,800	97,751	123,607	140,849
Cash and cash equivalents at end of period	$140,849	$107,055	$140,849	$107,055

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

,237

Key Metrics:	Three Months Ended December 31, 2012	Three Months Ended December 31, 2013

Operating cash flows (1)	$5,238,000	$6,172,000

IFP submitted applications (2)	113,600	169,800

IFP approved members (3)	93,600	125,300
Total approved members (4)	186,700	266,600

Commission revenue (5)	$37,305,000	$44,190,000
Commission revenue per estimated member for the period (6)	$39.07	$36.95

	As of December 31, 2012	As of December 31, 2013

IFP estimated membership (7)	709,700	796,100
Medicare estimated membership (8)	70,600	118,200
Other estimated membership (9)	202,600	330,600
Total estimated membership (10)	982,900	1,244,900

Other Metrics:	Three Months Ended December 31, 2012	Three Months Ended December 31, 2013

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (11)	49%	41%
Marketing partners (12)	33%	42%
Online advertising (13)	18%	17%
Total	100%	100%

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)

IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income (loss).

(6)

Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)

Estimated number of members active on IFP insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)

Estimated number of members active on Medicare insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012– Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)

Estimated number of members active on insurance policies other than IFP and Medicare policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(10)

Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(11)

Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(12)

Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(13)

Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2013

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$44,190	82%	$-	$44,190	82%
Other	9,975	18	-	9,975	18
Total revenue	54,165	100	-	54,165	100
Operating costs and expenses:
Cost of revenue-sharing	1,020	2	-	1,020	2
Marketing and advertising (1)	28,212	52	(666)	27,546	51
Customer care and enrollment (1)	11,186	21	(81)	11,105	21
Technology and content (1)	8,994	17	(512)	8,482	16
General and administrative (1)	7,044	13	(1,182)	5,862	11
Amortization of intangible assets (2)	353	1	(353)	-	-
Total operating costs and expenses	56,809	105	(2,794)	54,015	100
Income (loss) from operations	(2,644)	(5)	2,794	150	0
Other expense, net	(24)	(0)	-	(24)	(0)
Income before provision (benefit) for income taxes	(2,668)	(5)	2,794	126	0
Provision (benefit) for income taxes (3)	(708)	(1)	1,107	399	1
Net income (loss) (4)	$(1,960)	(4)%	$1,687	$(273)	(1)%

Net income (loss) per share: (4)
Basic – common stock	$(0.11)		$0.09	$(0.01)
Diluted – common stock	$(0.11)		$0.09	$(0.01)

Weighted-average number of shares used in per share amounts:
Basic – common stock	18,656		18,656	18,656
Diluted – common stock	18,656		18,656	18,656

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.

(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$37,305	82%	$-	$37,305	82%
Other	8,000	18	-	8,000	18
Total revenue	45,305	100	-	45,305	100
Operating costs and expenses:
Cost of revenue-sharing (1)	1,245	3	(435)	810	2
Marketing and advertising (2)	18,647	41	(283)	18,364	41
Customer care and enrollment (2)	9,130	20	(78)	9,052	20
Technology and content (2)	5,388	12	(238)	5,150	11
General and administrative (2)	6,231	14	(697)	5,534	12
Amortization of intangible assets (3)	354	1	(354)	-	-
Total operating costs and expenses	40,995	90	(2,085)	38,910	86
Income from operations	4,310	10	2,085	6,395	14
Other expense, net	(18)	(0)	-	(18)	(0)
Income before provision for income taxes	4,292	9	2,085	6,377	14
Provision for income taxes (4)	1,845	4	662	2,507	6
Net income (5)	$2,447	5%	$1,423	$3,870	9%

Net income per share: (5)
Basic – common stock	$0.12		$0.07	$0.19
Diluted – common stock	$0.11		$0.07	$0.18

Weighted-average number of shares used in per share amounts:
Basic – common stock	20,331		20,331	20,331
Diluted – common stock	21,319		21,319	21,319

Explanation of adjustments

(1)	Non-GAAP results exclude an asset impairment charge.
(2)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(3)	Non-GAAP results exclude intangible asset amortization expense.
(4)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to the asset impairment charge listed in note (1) above, stock-based compensation expense listed in note (2) above and intangible asset amortization expense listed in note (3) above.

(5)

Non-GAAP net income and non-GAAP net income per share exclude the asset impairment charge listed in note (1) above, stock-based compensation expense listed in note (2) above, intangible asset amortization expense listed in note (3) above,  less the estimated income tax benefit listed in note (4) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE YEAR FISCAL ENDED DECEMBER 31, 2013

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Fiscal Year Ended December 31, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$153,383	86%	$-	$153,383	86%
Other	25,797	14	-	25,797	14
Total revenue	179,180	100	-	179,180	100
Operating costs and expenses:
Cost of revenue-sharing	5,461	3	-	5,461	3
Marketing and advertising (1)	71,660	40	(2,112)	69,548	39
Customer care and enrollment (1)	35,099	20	(342)	34,757	19
Technology and content (1)	32,579	18	(1,641)	30,938	17
General and administrative (1)	29,235	16	(3,707)	25,528	14
Amortization of intangible assets (2)	1,414	1	(1,414)	-	-
Total operating costs and expenses	175,448	98	(9,216)	166,232	93
Income from operations	3,732	2	9,216	12,948	7
Other expense, net	(92)	(0)	-	(92)	(0)
Income before provision for income taxes	3,640	2	9,216	12,856	7
Provision for income taxes (3)	1,917	1	3,684	5,601	3
Net income (4)	$1,723	1%	$5,532	$7,255	4%

Net income per share: (4)
Basic – common stock	$0.09		$0.29	$0.38
Diluted – common stock	$0.09		$0.28	$0.37

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,145		19,145	19,145
Diluted – common stock	19,846		19,846	19,846

Explanation of adjustments

.1

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share excludes stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Fiscal Year Ended December 31, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$130,663	84%	$-	$130,663	84%
Other	24,810	16	-	24,810	16
Total revenue	155,473	100	-	155,473	100
Operating costs and expenses:
Cost of revenue-sharing (1)	4,783	3	(435)	4,348	3
Marketing and advertising (2)	57,789	37	(1,215)	56,574	36
Customer care and enrollment (2)	30,282	19	(321)	29,961	19
Technology and content (2)	21,406	14	(1,021)	20,385	13
General and administrative (2)	26,169	17	(3,065)	23,104	15
Amortization of intangible assets (3)	1,615	1	(1,615)	-	-
Total operating costs and expenses	142,044	91	(7,672)	134,372	86
Income from operations	13,429	9	7,672	21,101	14
Other income, net	23	0	-	23	0
Income before provision for income taxes	13,452	9	7,672	21,124	14
Provision for income taxes (4)	6,370	4	2,161	8,531	5
Net income (5)	$7,082	5%	$5,511	$12,593	8%

Net income per share: (5)
Basic – common stock	$0.36		$0.27	$0.63
Diluted – common stock	$0.34		$0.27	$0.61

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,867		19,867	19,867
Diluted – common stock	20,753		20,753	20,753

Explanation of adjustments

.0

(1)	Non-GAAP results exclude an asset impairment charge.
(2)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(3)	Non-GAAP results exclude intangible asset amortization expense.
(4)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to the asset impairment charge listed in note (1) above, stock-based compensation expense listed in note (2) above and intangible asset amortization expense listed in note (3) above.

(5)

Non-GAAP net income and non-GAAP net income per share exclude the asset impairment charge listed in note (1) above, stock-based compensation expense listed in note (2) above, intangible asset amortization expense listed in note (3) above, less the estimated income tax benefit listed in note (4) above.

EHEALTH, INC.

GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE MONTHS AND FISCAL YEARS ENDED DECEMBER 31, 2012 AND 2013

(In thousands, unaudited)

EBITDA Reconciliation
	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2012	2013	2012	2013

Net income (loss)	$2,447	$(1,960)	$7,082	$1,723
Stock-based compensation expense (1)	1,296	2,441	5,622	7,802
Depreciation and amortization (2)	671	976	2,411	3,266
Amortization of intangible assets (2)	354	353	1,615	1,414
Other (income) expense, net (3)	18	24	(23)	92
Provision (benefit) for income taxes (4)	1,845	(708)	6,370	1,917
EBITDA	$6,631	$1,126	$23,077	$16,214

Explanation of adjustments

Amortization of book-of-business
(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes other income (expense), net.
(4)	Non-GAAP EBITDA excludes income tax expense (benefit).